Exhibit 99.1

Revance Provides Update on Anticipated Clinical Milestones and Financial Outlook for 2018

- Reports 2017 Unaudited Year-End Cash and Investments Balance Exceeded $280 million-
- Expects to Complete RT002 SAKURA Phase 3 Program and Start RT002 Phase 3 Trial for Cervical Dystonia in 2018 -
- Plantar Fasciitis Phase 2a Interim Results by Mid-January -

NEWARK, Calif., January 4, 2018- Revance Therapeutics, Inc. (NASDAQ: RVNC), a biotechnology company developing neuromodulators for use in treating aesthetic and underserved therapeutic conditions, today announced key 2018 clinical milestones for DaxibotulinumtoxinA for Injection (RT002) and provided its financial outlook for 2018. The company also announced its unaudited December 31, 2017 cash and investments balance exceeded $280 million and now expects its cash and investments to fund the company through 2019.

“We’re making rapid progress towards bringing a platform of innovative treatments to patients who have conditions that lack sustained treatment effect with current neuromodulators, as well as treatments for new indications not approved by the FDA today,” said Dan Browne, President and Chief Executive Officer of Revance. “In 2017, we announced positive clinical results for our clinical programs for RT002 in treating glabellar lines and cervical dystonia. These trials demonstrated that RT002 has unique characteristics, delivering high patient response rates and long-acting 6-month performance.”

Mr. Browne continued, “As we enter 2018, we are preparing for a 2019 BLA filing for RT002 to treat glabellar lines, while also expanding our sales and marketing initiatives to execute our Revance Product Launch Velocity Plan in facial aesthetics. From a clinical development perspective, we will pivot to focus on accelerating therapeutic uses for RT002, with plans to expand the overall sales of neuromodulators with our uniquely differentiated neuromodulator.”

RT002 Injectable 2017 Clinical Milestones

SAKURA Phase 3 Program for Treatment of Glabellar (Frown) Lines - Expects to Complete Open-Label, Long-Term Safety Study in Second Half of 2018
In December 2017, Revance announced highly statistically significant results for both the primary and secondary endpoints for its two SAKURA Phase 3 pivotal trials of RT002 injectable for the treatment of glabellar lines. Glabellar lines are the vertical lines that develop between the eyebrows because of repeated frowning, scowling, or merely focusing while listening or reading. As a person ages, the skin becomes less elastic and glabellar lines typically become more pronounced.

With the SAKURA 3 open-label, long-term safety study fully enrolled, the company plans to complete the safety study in the second half of 2018, and assuming successful completion of SAKURA 3, to file its biologics license application (BLA) with the U.S. Food and Drug Administration (FDA) in the first half of 2019.

Phase 3 Trial for Treatment of Cervical Dystonia - Expects to Initiate Trial in Second Quarter of 2018
In May of 2017, Revance reported positive results from its Phase 2 dose-escalating clinical trial of RT002 injectable for the treatment of cervical dystonia. In November, Revance announced the completion of its End-of-Phase 2 meeting with the FDA and receipt of Scientific Advice from the Europe Medicines Agency (EMA). Also in November, the FDA granted RT002 orphan drug designation for this indication. Patients with cervical dystonia suffer from painful, embarrassing twisting movements of the neck, often impairing their ability to work, drive and perform activities of daily living. The company expects to initiate a Phase 3 trial in patients with cervical dystonia in the second quarter of 2018 and anticipates the need for only one pivotal along with a safety trial before seeking FDA approval.

Phase 2a Proof of Concept Trial for Treatment of Plantar Fasciitis - Expects to Report Interim Results by Mid-January 2018
In mid-January of 2018, the company expects to report interim 8-week results from its Phase 2a clinical trial of RT002 injectable for the management of plantar fasciitis. The plantar fascia is the foot’s shock absorber. Repeated pressure on this tissue, whether from sport activities, aging, or obesity, can result in plantar fasciitis, characterized by inflammation accompanied by sharp, constant pain in the heel that can become highly debilitating. Several publications have reported neuromodulators may reduce the pain for patients suffering from a range of acute and chronic plantar fasciitis conditions. The company plans to complete the 16-week trial and then expects to initiate a Phase 2b trial for plantar fasciitis in the second half of 2018.

FINANCIAL OUTLOOK FOR 2018

Revance expects cash burn for 2018 to be in the range of $117 to $137 million. Revance expects 2018 GAAP operating expense to be in the range of $128 to $154 million, which when excluding depreciation of $1 to $3 million and estimated stock-based compensation of $17 to $21 million, results in projected 2018 non-GAAP operating expense of $110 to $130 million, driven by increased research and development expenditure and launch preparation activities. With three clinical programs and preparations to file the Biologics License Application (BLA) all underway, Revance anticipates 2018 GAAP research and development expense to be in the range of $84 to $101 million, which when excluding depreciation of $1 to $2 million and estimated stock-based compensation of $7 to $9 million, results in projected 2018 non-GAAP research and development expense of $76 to $90 million. Revance’s unaudited shares outstanding as of December 31, 2017 were approximately 36.5 million.

About Revance Therapeutics, Inc.

Revance Therapeutics is a biotechnology company developing neuromodulators for use in treating aesthetic and underserved therapeutic conditions, including muscle movement disorders and pain. The company’s lead drug candidate, DaxibotulinumtoxinA for Injection (RT002), is currently in development for the treatment of glabellar lines, cervical dystonia and plantar fasciitis, with the potential to be the first long-acting neuromodulator.
Revance has developed a proprietary, stabilizing excipient peptide technology designed to create novel, differentiated therapies. The company has a comprehensive pipeline based upon its peptide technology, including injectable and topical formulations of daxibotulinumtoxinA. More information on Revance may be found at www.revance.com.
“Revance Therapeutics” and the Revance logo are registered trademarks of Revance Therapeutics, Inc.

Forward-Looking Statements
This press release contains forward-looking statements, including statements related to Revance Therapeutics' Financial Outlook for 2018 and other financial performance, the process and timing of, and ability to complete, current and anticipated future clinical development of our investigational drug product candidates, including but not limited to initiation, number and design of clinical studies for current and future indications, related results, reporting and timing of such results; statements about our business strategy, timeline and other goals and market for our anticipated products, plans and prospects; and statements about our ability to obtain regulatory approval; and potential benefits of our drug product candidates and our technologies.
Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from our expectations. These risks and uncertainties include, but are not limited to: the outcome, cost, and timing of our product development activities and clinical trials; the uncertain clinical development process, including the risks that interim results are not indicative of final results and that clinical trials may not have an effective design or generate positive results; our ability to obtain and maintain regulatory approval of our drug product candidates; our ability to obtain funding for our operations; our plans to research, develop, and commercialize our drug product candidates; our ability to achieve market acceptance of our drug product candidates; unanticipated costs or delays in research, development, and commercialization efforts; the applicability of clinical study results to actual outcomes; the size and growth potential of the markets for our drug product candidates; our ability to successfully commercialize our drug product candidates and the timing of commercialization activities; the rate and degree of market acceptance of our drug product candidates; our ability to develop sales and marketing capabilities; the accuracy of our estimates regarding expenses, future revenues, capital requirements and needs for financing; our ability to continue obtaining and maintaining intellectual property protection for our drug product candidates; and other risks. Detailed information regarding factors that may cause actual results to differ materially from the results expressed or implied by statements in this press release may be found in Revance’s periodic filings with the Securities and Exchange Commission (the “SEC”), including factors described in the section entitled “Risk Factors” of our quarterly report on Form 10-Q filed November 3, 2017. These forward-looking statements speak only as of the date hereof. Revance disclaims any obligation to update these forward-looking statements.

Use of Non-GAAP Financial Measures

Revance has presented certain non-GAAP financial measures in this release. This release and the reconciliation tables included herein include total non-GAAP operating expense and non-GAAP R&D expense, both of which exclude depreciation and stock-based compensation. Revance excludes depreciation costs and stock-based compensation expense because management believes the exclusion of these items is helpful for investors to evaluate Revance's recurring operational performance. Revance management uses these non-GAAP financial measures to monitor and evaluate its operating results and trends on an on-going basis, and internally for operating, budgeting and financial planning purposes. The non-GAAP financial measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results.

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Contacts
INVESTORS
Revance Therapeutics, Inc.:
Jeanie Herbert
(714) 325-3584
jherbert@revance.com

Burns McClellan, Inc.:
Ami Bavishi
(212) 213-0006
abavishi@burnsmc.com

MEDIA
General Media:
TOGORUN:
Mariann Caprino
(917) 242-1087
m.caprino@togorun.com

Trade Media:
Nadine Tosk
(504) 453-8344
nadinepr@gmail.com

Revance Therapeutics, Inc.
2018 Financial Guidance

Reconciliation of GAAP Operating Expense to Non-GAAP Operating Expense
(In thousands)

	Fiscal Year
	2018
	Low	High
Operating expense:
GAAP operating expense	$128,000	$154,000
Adjustments:
Stock-based compensation	(17,000)	(21,000)
Depreciation	(1,000)	(3,000)
Non-GAAP operating expense	$110,000	$130,000

Reconciliation of GAAP R&D Expense to Non-GAAP R&D Expense
(In thousands)

	Fiscal Year
	2018
	Low	High
R&D expense:
GAAP R&D expense	$84,000	$101,000
Adjustments:
Stock-based compensation	(7,000)	(9,000)
Depreciation	(1,000)	(2,000)
Non-GAAP R&D expense	$76,000	$90,000